UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2008

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 29, 2008, O.I. Corporation ("OI" or the "Company") entered into a Value Added Reseller Agreement (the "Agreement") with Agilent Technologies. Under the Agreement, OI has been appointed as an authorized, non-exclusive value added reseller and channel partner of Agilent and is authorized to build custom analytical solutions by coupling OI's selective detector and sample-introduction technologies to the Agilent 7890 GC and 5975C MS systems. The Agreement establishes both an annual and a six month sales volume target for OI and provides for a volume-based discount on eligible products. OI will be eligible for an additional volume performance discount on orders placed for eligible products if sales for the prior six month period equal or exceed the dollar volume target for that period. The Agreement has an initial one year term from its effective date of June 1, 2008, subject to termination for cause by either party upon thirty days written notice, and is renewable at the end of the first year.

OI will file a copy of the Value Added Reseller Agreement with its Quarterly Report on Form 10-Q for the second quarter of 2008.

Item 7.01.    Regulation FD Disclosure

The Company issued a press release, dated June 2, 2008, announcing the Value Added Reseller Agreement that is filed as Exhibit 99.1 hereto. The press release is furnished, not filed, pursuant to Regulation FD.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99.1        Press Release of O.I. Corporation dated June 2, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: June 02, 2008	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of O.I. Corporation dated June 2, 2008